                               POWER OF ATTORNEY

     I, Joseph T. Malone,  Treasurer and Principal Accounting Officer of The UBS
Funds,  UBS  Relationship  Funds and SMA  Relationship  Trust  (each a "Trust"), hereby  constitute  and appoint  Mark F.  Kemper,  Keith A.  Weller,  Todd Lebo,
Natalie Bej, Bruce G. Leto, Mark A. Sheehan and Jana L.  Cresswell,  and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Treasurer  and  Principal  Accounting  Officer of the
Trusts, any amendments to the current  registration  statements of the Trusts on
Form  N-1A (as  filed  with the  Securities  and  Exchange  Commission)  and any registration  statements of the Trusts on Form N-14, or any amendments  thereto, to be filed with the Securities  and Exchange  Commission,  and all  instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature  as  it  may  be  signed  by  said  attorneys  to  these  registration statements, amendments to such registration statements and other instruments.

                   Signature           Title                    Date
                   ---------           -----                    ----

/s/Joseph T. Malone                Treasurer and Principal  July 16, 2004
-------------------------------    Accounting Officer
Joseph T. Malone